Torrid Reports Fourth Quarter and Fiscal 2022 Results

•Delivered Fourth Quarter Net Sales at the upper end of expectations
•Exceeded Fourth Quarter Adjusted EBITDA1 guidance
•Initiates Fiscal 2023 Guidance

CITY OF INDUSTRY, Calif. – March 23, 2023 – Torrid Holdings Inc. (“Torrid” or the “Company”) (NYSE: CURV), a direct-to-consumer apparel, intimates, and accessories brand in North America for women sizes 10 to 30, today announced its financial results for the quarter ended January 28, 2023.

Lisa Harper, Chief Executive Officer, stated, “This past year, we focused on improving the health of our organization and made operational changes that have set us up to drive long-term growth in the business. I’m proud of our team’s accomplishments and we ended the year with Net Sales at the upper end of our expectations, a beat to our Adjusted EBITDA1 guidance, and improved inventory levels going into next year. We are pleased with the quality of our inventory and product moving forward, and we are starting to see our gross margin rates stabilize. Looking ahead, I believe we have the right strategies and priorities in place to deliver against long-term financial targets and drive shareholder value.”

Financial Highlights for the Fourth Quarter of Fiscal 2022
·Net sales decreased 5.5% to $301.2 million compared to the fourth quarter of last year. Comparable sales2 decreased 5.4% in the fourth quarter.
·Gross profit margin was 31.9% and declined 70bps compared to 32.6% in the fourth quarter of last year. The decline was primarily driven by promotional events and higher inflationary costs, partially offset by higher royalties, profit-sharing and marketing and promotional funds we received associated with our private label credit card.
·Net loss was $3.8 million, or a loss of $0.04 per share, compared to net loss of $22.8 million, or a loss of $0.21 per share in the fourth quarter of last year. There was no adjustment to net income in the fourth quarter of fiscal 2022, but for comparison purposes, Adjusted net income1 for the fourth quarter of last year was $9.7 million, or $0.09 per share.
·Adjusted EBITDA1 was $16.4 million, or 5.6% of net sales, compared to $28.4 million, or 9.1% of net sales, in the fourth quarter of last year.
·Opened six Torrid stores and six Curv stores in the fourth quarter and closed two Torrid stores. The total store count at quarter end was 639 stores.

Financial Highlights for the Full Year of Fiscal 2022
·Net sales decreased 0.7% to $1,288.1 million compared to last fiscal year. Comparable sales2 decreased 3.4% compared to last fiscal year.
·Gross profit margin was 35.7% compared to 41.4% last fiscal year.
·Net income was $50.2 million, or $0.48 per share, compared to net loss of $29.9 million, or a loss of $0.27 per share last fiscal year. There was no adjustment to net income in fiscal 2022, but for comparison purposes, Adjusted net income1 last fiscal year was $121.2 million, or $1.10 per share.
·Adjusted EBITDA1 was $152.3 million, or 12.1% of net sales, compared to $245.9 million, or 19.2% of net sales last fiscal year.
·Opened 18 Torrid stores and eight Curv stores during fiscal 2022 and closed 11 Torrid stores. The total store count at year end was 639 stores.
·Active customers grew 2% to 3.9 million.
·Average spend per customer was down 3%.

Reclassification of Certain Statements of Operations and Comprehensive Income (Loss) Items

In the fourth quarter of fiscal 2022, we made a voluntary change in our accounting policy regarding the classification of royalties, profit-sharing and marketing and promotional funds ("PLCC Funds") we receive pursuant to our private label credit card agreement. Historically, we recorded PLCC Funds as a reduction to selling, general and administrative expenses in the consolidated statements of operations and comprehensive income (loss). Under the new policy, we record PLCC Funds in net sales in the consolidated statements of operations and comprehensive income (loss). This reclassification does not have any impact on income from operations, income before provision for income taxes, net income (loss) or earnings (loss) per share and there was no cumulative effect to stockholders’ deficit or net assets.

The recognition of PLCC Funds in net sales is preferable because it will enhance the comparability of our financial statements with those of many of our industry peers and provide greater transparency into performance metrics relevant to our industry by showing the gross impact of the funds received as net sales instead of as a reduction to selling, general and administrative expenses. This reclassification has been retrospectively applied to all periods presented in this earnings release. A table reflecting the effects of the reclassification is included at the end of this release (see “Reclassification of Certain Statements of Operations and Comprehensive Income (Loss) Items”).

Full Year Fiscal 2022 Financial and Operating Metrics

	January 28, 2023	January 29, 2022	YoY Change
Active customers (as of end of period)(A)	3,902	3,821	2%
Net sales per active customer(A)	$330	$340	(3%)
Net Sales	$1,288,144	$1,297,271	(2%)
Comparable sales(B)	(3%)	30%
Number of stores (as of end of period)	639	624
Net income (loss)	$50,209	$(29,944)	268%
Adjusted EBITDA(C)	$152,350	$245,853	(38%)

(A)Active customers and net sales per active customer calculated on a preceding four quarters basis.
(B)The computation of comparable sales includes results from stores that were temporarily closed due to COVID-19.
(C)Please refer to “Non-GAAP Reconciliations” below for a reconciliation of net income (loss) to Adjusted EBITDA.

Balance Sheet and Cash Flow

Cash and cash equivalents at the end of fiscal 2022 totaled $13.6 million. Total liquidity at the end of the fourth quarter, including available borrowing capacity under our revolving credit agreement, was $147.8 million.

Cash flow from operations for the twelve-month period ended January 28, 2023 was $53.3 million, compared to $121.2 million for the twelve-month period ended January 29, 2022.

Outlook
For the first quarter of fiscal 2023 the Company expects:
·Net sales between $305 million and $313 million.
·Adjusted EBITDA1 between $35 million and $40 million.

For the full year fiscal 2023 the Company expects:
·Net sales between $1.265 billion and $1.320 billion.
·Adjusted EBITDA1 between $140 million and $152 million.
·Capital expenditures between $40 and $45 million reflecting infrastructure and technology investments as well as between 30 and 40 new stores for the year.

The above outlook is based on several assumptions, including, but not limited to, the macroeconomic challenges in the industry continuing into fiscal 2023 as well as higher raw material and labor costs, which are expected to be more pronounced this year. While COVID-19-related restrictions have eased in recent months, a level of uncertainty remains regarding potential supply chain disruption during fiscal 2023. See “Forward-Looking Statements” for additional information.

Conference Call Details
A conference call to discuss the Company’s fourth quarter fiscal 2022 results is scheduled for March 23, 2023, at 4:30 p.m. ET. Those who wish to participate in the call may do so by dialing (877) 407-9208 or (201) 493-6784 for international callers. The conference call will also be webcast live at investors.torrid.com in the Events and Presentations section. A recording will be available shortly after the conclusion of the call. To access the replay, please dial (844) 512-2921 or (412) 317-6671 for international callers, conference ID 13735712. An archive of the webcast will be available on Torrid’s investor relations website.

Notes

(1)Adjusted EBITDA and Adjusted net income (loss) are non-GAAP financial measures. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliations” for additional information on non-GAAP financial measures and the accompanying tables for a reconciliation to the most comparable GAAP measures. The Company does not provide reconciliations of the forward-looking non-GAAP measures of Adjusted EBITDA to the most directly comparable forward-looking GAAP measure because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

(2)Comparable sales for any given period are defined as the sales of Torrid’s e-Commerce operations and stores that it has included in its comparable sales base during that period. The Company includes a store in its comparable sales base after it has been open for 15 full fiscal months. If a store is closed during a fiscal year, it is only included in the computation of comparable sales for the full fiscal months in which it was open. The computation of comparable sales includes results from stores that were temporarily closed due to COVID-19. Partial fiscal months are excluded from the computation of comparable sales. Comparable sales allow the Company to evaluate how its unified commerce business is performing exclusive of the effects of new store openings. The Company applies current year foreign currency exchange rates to both current year and prior year comparable sales to remove the impact of foreign currency fluctuation and achieve a consistent basis for comparison.
About Torrid
Torrid is a direct-to-consumer brand of apparel, intimates and accessories in North America targeting the 25- to 40-year old woman who wears sizes 10 to 30. Torrid is focused on fit and offers high quality products across a broad assortment that includes tops, bottoms, denim, dresses, intimates, activewear, footwear and accessories.

Non-GAAP Financial Measures
In addition to results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management utilizes certain non-GAAP performance measures such as Adjusted EBITDA, Adjusted net income (loss), and Adjusted earnings (loss) per share for purposes of evaluating ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP operating measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance.

Adjusted EBITDA, Adjusted net income (loss), and Adjusted earnings (loss) per share are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP and our calculations thereof may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA represents GAAP net income (loss) plus interest expense less interest income, net of other expense (income), plus provision for income taxes, depreciation and amortization (“EBITDA”), and share-based compensation, non-cash deductions and charges, and other expenses. Adjusted net income (loss) represents GAAP net income (loss) plus remeasurement adjustments for share-based compensation, net of tax. Adjusted earnings (loss) per share represents Adjusted net income (loss) divided by the diluted weighted average number of shares outstanding at the end of the period.

We believe Adjusted EBITDA, Adjusted net income (loss), and Adjusted earnings (loss) per share facilitate operating performance comparisons from period to period by isolating the effects of certain items that vary from period to period without any correlation to ongoing operating performance. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting the overall expected performance of our business and for evaluating on a quarterly and annual basis actual results against such expectations.

Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and, as such, use it internally to report and analyze our results and as a benchmark to determine certain non-equity incentive payments made to executives. We use Adjusted net income (loss) and Adjusted earnings (loss) per share to facilitate operating performance comparisons by isolating the effects of share-based compensation that vary from period to period and across our peer companies without any correlation to ongoing operating performance.
Adjusted EBITDA, Adjusted net income (loss), and Adjusted earnings (loss) per share have limitations as analytical tools. These measures are not measurements of our financial performance under GAAP and should not be considered in isolation or as alternatives to or substitutes for net income (loss), income (loss) from operations, earnings (loss) per share or any other performance measures determined in accordance with GAAP or as alternatives to cash flows from operating activities as a measure of our liquidity. Our presentation of Adjusted EBITDA, Adjusted net income (loss), and Adjusted earnings (loss) per share should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Forward-Looking Statements
Certain statements made in this release are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. For example, all statements we make relating to our expected first quarter of fiscal

2023, our full year fiscal 2023 performance and our plans and objectives for future operations, growth or initiatives are forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Torrid’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements, including: changes in consumer spending and general economic conditions; including as a result of rising interest rates; inflationary pressures with respect to labor and raw materials and global supply chain constraints that could increase our expenses; our ability to identify and respond to new and changing product trends, customer preferences and other related factors; our dependence on a strong brand image; damage to our reputation arising from our use of social media, email and text messages; increased competition from other brands and retailers; our reliance on third parties to drive traffic to our website; the success of the shopping centers in which our stores are located; our ability to adapt to consumer shopping preferences and develop and maintain a relevant and reliable omni-channel experience for our customers; our dependence upon independent third parties for the manufacture of all of our merchandise; availability constraints and price volatility in the raw materials used to manufacture our products; interruptions of the flow of our merchandise from international manufacturers causing disruptions in our supply chain; our sourcing a significant amount of our products from China; shortages of inventory, delayed shipments to our e-Commerce customers and harm to our reputation due to difficulties or shut-down of our distribution facility (including as a result of COVID-19); our reliance upon independent third-party transportation providers for substantially all of our product shipments; our growth strategy; our failure to attract and retain employees that reflect our brand image, embody our culture and possess the appropriate skill set; our reliance on third-parties for the provision of certain services, including real estate management; our ability to successfully manage risks relating to the spread of COVID-19, including any adverse impacts on our supply chain, workforce, facilities, customer services and operations; our dependence upon key members of our executive management team; our reliance on information systems; system security risk issues that could disrupt our internal operations or information technology services; unauthorized disclosure of sensitive or confidential information, whether through a breach of our computer system or otherwise; our failure to comply with federal and state laws and regulations and industry standards relating to privacy, data protection, advertising and consumer protection; payment-related risks that could increase our operating costs or subject us to potential liability; claims made against us resulting in litigation; changes in laws and regulations applicable to our business; regulatory actions or recalls arising from issues with product safety; our inability to protect our trademarks or other intellectual property rights; our substantial indebtedness and lease obligations; restrictions imposed by our indebtedness on our current and future operations; changes in tax laws or regulations or in our operations that may impact our effective tax rate; the possibility that we may recognize impairments of long-lived assets; our failure to maintain adequate internal control over financial reporting; and the threat of war, terrorism or other catastrophes that could negatively impact our business.

The outcome of the events described in any of our forward-looking statements are also subject to risks, uncertainties and other factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 30, 2022 and in our other filings with the SEC. You should evaluate all forward-looking statements made in this communication in the context of these risks and uncertainties.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the effect of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect.

The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

Investors
Paula Dempsey
IR@torrid.com

Media
Joele Frank, Wilkinson Brimmer Katcher
Michael Freitag / Arielle Rothstein / Lyle Weston
Media@torrid.com

TORRID HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	January 28, 2023	January 29, 2022	January 28, 2023	January 29, 2022
Net sales	$ 301,228	$ 318,414	$ 1,288,144	$ 1,297,271
Cost of goods sold	205,049	214,767	828,605	759,826
Gross profit	96,179	103,647	459,539	537,445
Selling, general and administrative expenses	77,837	70,057	297,973	439,409
Marketing expenses	15,827	17,378	59,941	52,654
Income from operations	2,515	16,212	101,625	45,382
Interest expense	8,385	6,107	29,736	29,497
Interest income, net of other (income) expense	(16)	128	207	56
(Loss) income before provision for income taxes	(5,854)	9,977	71,682	15,829
(Benefit from) provision for income taxes	(2,010)	32,731	21,473	45,773
Net (loss) income	$ (3,844)	$ (22,754)	$ 50,209	$ (29,944)
Comprehensive income (loss):
Net (loss) income	$ (3,844)	$ (22,754)	$ 50,209	$ (29,944)
Other comprehensive income (loss)
Foreign currency translation adjustment	143	(151)	(337)	84
Total other comprehensive income (loss)	143	(151)	(337)	84
Comprehensive (loss) income	$ (3,701)	$ (22,905)	$ 49,872	$ (29,860)
Net (loss) earnings per share:
Basic	$ (0.04)	$ (0.21)	$ 0.48	$ (0.27)
Diluted	$ (0.04)	$ (0.21)	$ 0.48	$ (0.27)
Weighted average number of shares:
Basic	103,693	109,445	104,342	109,886
Diluted	103,693	109,445	104,489	109,886

TORRID HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands, except share and per share data)

	January 28, 2023	January 29, 2022
Assets
Current assets:
Cash and cash equivalents	$ 13,569	$ 29,025
Restricted cash	366	262
Inventory	180,055	170,608
Prepaid expenses and other current assets	20,050	14,686
Prepaid income taxes	2,081	6,345
Total current assets	216,121	220,926
Property and equipment, net	113,613	127,565
Operating lease right-of-use assets	177,179	209,637
Deposits and other noncurrent assets	8,650	7,100
Deferred tax assets	3,301	4,873
Intangible asset	8,400	8,400
Total assets	$ 527,264	$ 578,501
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$ 76,207	$ 77,448
Accrued and other current liabilities	108,847	138,708
Operating lease liabilities	45,008	45,716
Borrowings under credit facility	8,380	—
Current portion of term loan	16,144	20,519
Due to related parties	12,741	14,622
Total current liabilities	267,327	297,013
Noncurrent operating lease liabilities	172,103	207,049
Term loan	304,697	320,841
Deferred compensation	4,246	6,873
Other noncurrent liabilities	9,115	5,044
Total liabilities	757,488	836,820
Commitments and contingencies (Note 16)
Stockholders' deficit:
Common shares: $0.01 par value; 1,000,000,000 shares authorized; 103,774,813 shares issued and outstanding at January 28, 2023; 107,857,625 shares issued and outstanding at January 29, 2022	1,038	1,078
Additional paid-in capital	128,205	118,286
Accumulated deficit	(359,206)	(377,759)
Accumulated other comprehensive (loss) income	(261)	76
Total stockholders' deficit	(230,224)	(258,319)
Total liabilities and stockholders' deficit	$ 527,264	$ 578,501

TORRID HOLDINGS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Twelve Months Ended
	January 28, 2023		January 29, 2022
OPERATING ACTIVITIES
Net income (loss)	$ 50,209		$ (29,944)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Write down of inventory	2,297		696
Operating right-of-use assets amortization	41,839		41,648
Depreciation and other amortization	37,592		36,748
Write off of unamortized original issue discount and deferred financing costs for Amended Term Loan Credit Agreement	—		5,231
Share-based compensation	9,980		159,754
Deferred taxes	1,863		1,266
Other	(1,209)		(457)
Changes in operating assets and liabilities:
Inventory	(12,028)		(65,709)
Prepaid expenses and other current assets	(5,364)		(1,949)
Prepaid income taxes	4,264		(5,928)
Deposits and other noncurrent assets	(1,712)		(3,058)
Accounts payable	(1,241)		5,639
Accrued and other current liabilities	(29,659)		28,090
Operating lease liabilities	(42,912)		(49,597)
Other noncurrent liabilities	3,900		1,222
Deferred compensation	(2,627)		342
Due to related parties	(1,881)		6,562
Income taxes payable	—		(9,336)
Net cash provided by operating activities	53,311		121,220
INVESTING ACTIVITIES
Purchases of property and equipment	(23,369)		(17,552)
Net cash used in investing activities	(23,369)		(17,552)
FINANCING ACTIVITIES
Capital distribution to Torrid Holding LLC	—		(300,000)
Proceeds from revolving credit facility	832,635		5,700
Payments on revolving credit facility	(824,255)		(5,700)
Deferred financing costs for revolving credit facility	—		(688)
Principal payments on New Term Loan Credit Agreement and repayment of Amended Term Loan Credit Agreement and related costs	(21,875)		(212,775)
Proceeds from New Term Loan Credit Agreement, net of original issue discount and deferred financing costs	—		340,509
Proceeds from issuances under share-based compensation plans	746		569
Withholding tax payments related to vesting of restricted stock units and awards	(668)		(2,072)
Repurchases and retirement of common stock	(31,700)	—	(23,352)
Net cash used in financing activities	(45,117)		(197,809)
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	(177)		213
(Decrease) increase in cash, cash equivalents and restricted cash	(15,352)		(93,928)
Cash, cash equivalents and restricted cash at beginning of period	29,287		123,215
Cash, cash equivalents and restricted cash at end of period	$ 13,935		$ 29,287
SUPPLEMENTAL INFORMATION
Cash paid during the period for interest related to the revolving credit facility and term loan	$ 29,564		$ 24,120
Cash paid during the period for income taxes	$ 15,601		$ 58,134
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Property and equipment purchases included in accounts payable and accrued liabilities	$ 3,959		$ 3,338

Reclassification of Certain Statements of Operations and Comprehensive Income (Loss) Items
In the fourth quarter of fiscal 2022, we made a voluntary change in our accounting policy regarding the classification of royalties, profit-sharing and marketing and promotional funds ("PLCC Funds") we receive pursuant to our private label credit card agreement. Historically, we recorded PLCC Funds as a reduction to selling, general and administrative expenses in the consolidated statements of operations and comprehensive income (loss). Under the new policy, we record PLCC Funds in net sales in the consolidated statements of operations and comprehensive income (loss). This reclassification does not have any impact on income from operations, income (loss) before provision for income taxes, net income (loss) or earnings (loss) per share and there was no cumulative effect to stockholders’ deficit or net assets.
The recognition of PLCC Funds in net sales is preferable because it will enhance the comparability of our financial statements with those of many of our industry peers and provide greater transparency into performance metrics relevant to our industry by showing the gross impact of the funds received as net sales instead of as a reduction to selling, general and administrative expenses. The following tables show this change in presentation which has been retrospectively applied to all prior periods presented in this earnings release.

	Three Months Ended January 28, 2023
	Prior to PLCC Funds Reclass	Change in Accounting Principle	As Reported
Net sales	$ 294,817	$ 6,411	$ 301,228
Cost of goods sold	205,049	—	205,049
Gross profit	89,768	6,411	96,179
Selling, general and administrative expenses	71,426	6,411	77,837
Marketing expenses	15,827	—	15,827
Income from operations	$ 2,515	$ —	$ 2,515

	Three Months Ended January 29, 2022
	As Previously Reported	Change in Accounting Principle	As Reported
Net sales	$ 313,936	$ 4,713	$ 318,649
Cost of goods sold	214,767	—	214,767
Gross profit	99,169	4,713	103,882
Selling, general and administrative expenses	65,579	4,713	70,292
Marketing expenses	17,378	—	17,378
Income from operations	$ 16,212	$ —	$ 16,212

	Twelve Months Ended January 28, 2023
	Prior to PLCC Funds Reclass	Change in Accounting Principle	As Reported
Net sales	$ 1,254,136	$ 34,008	$ 1,288,144
Cost of goods sold	828,605	—	828,605
Gross profit	425,531	34,008	459,539
Selling, general and administrative expenses	263,965	34,008	297,973
Marketing expenses	59,941	—	59,941
Income from operations	$ 101,625	$ —	$ 101,625

	Twelve Months Ended January 29, 2022
	As Previously Reported	Change in Accounting Principle	As Reported
Net sales	$ 1,278,794	$ 18,477	$ 1,297,271
Cost of goods sold	759,826	—	759,826
Gross profit	518,968	18,477	537,445
Selling, general and administrative expenses	420,932	18,477	439,409
Marketing expenses	52,654	—	52,654
Income from operations	$ 45,382	$ —	$ 45,382

The following table shows the impact of this change in accounting policy for all previously reported fiscal quarters during fiscal years 2022 and 2021:

	Three Months Ended
As Previously Reported	January 28, 2023(A)	October 29, 2022	July 30, 2022	April 30, 2022	January 29, 2022	October 30, 2021	July 31, 2021	May 1, 2021
Net sales	$ 294,817	$ 290,034	$ 340,876	$ 328,409	$ 313,936	$ 306,241	$ 332,870	$ 325,747
Cost of goods sold	205,049	198,263	222,030	203,263	214,767	181,094	183,150	180,815
Gross profit	89,768	91,771	118,846	125,146	99,169	125,147	149,720	144,932
Selling, general and administrative expenses	71,426	59,180	65,928	67,431	65,579	66,399	179,041	109,913
Marketing expenses	15,827	12,638	13,502	17,974	17,378	15,023	10,728	9,525
Income (loss) from operations	$ 2,515	$ 19,953	$ 39,416	$ 39,741	$ 16,212	$ 43,725	$ (40,049)	$ 25,494

Adjustment
Net sales	$ 6,411	$ 10,167	$ 12,646	$ 4,784	$ 4,713	$ 4,649	$ 4,637	$ 4,478
Cost of goods sold	—	—	—	—	—	—	—	—
Gross profit	6,411	10,167	12,646	4,784	4,713	4,649	4,637	4,478
Selling, general and administrative expenses	6,411	10,167	12,646	4,784	4,713	4,649	4,637	4,478
Marketing expenses	—	—	—	—	—	—	—	—
Income (loss) from operations	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —

As Reported
Net sales	$ 301,228	$ 300,201	$ 353,522	$ 333,193	$ 318,649	$ 310,890	$ 337,507	$ 330,225
Cost of goods sold	205,049	198,263	222,030	203,263	214,767	181,094	183,150	180,815
Gross profit	96,179	101,938	131,492	129,930	103,882	129,796	154,357	149,410
Selling, general and administrative expenses	77,837	69,347	78,574	72,215	70,292	71,048	183,678	114,391
Marketing expenses	15,827	12,638	13,502	17,974	17,378	15,023	10,728	9,525
Income (loss) from operations	$ 2,515	$ 19,953	$ 39,416	$ 39,741	$ 16,212	$ 43,725	$ (40,049)	$ 25,494

(A)The amounts for the three months ended January 28, 2023 have not been previously reported.

Non-GAAP Reconciliations

The following table provides a reconciliation of Net (loss) income to Adjusted EBITDA for the periods presented (dollars in thousands):

	Three Months Ended		Twelve Months Ended
	January 28, 2023	January 29, 2022	January 28, 2023	January 29, 2022
Net (loss) income	$ (3,844)	$ (22,754)	$ 50,209	$ (29,944)
Interest expense	8,385	6,107	29,736	29,497
Interest income, net of other (income) expense	(16)	128	207	56
(Benefit from) provision for income taxes	(2,010)	32,731	21,473	45,773
Depreciation and amortization(A)	9,093	9,578	36,074	35,204
Share-based compensation(B)	2,412	2,516	9,980	159,754
Non-cash deductions and charges(C)	183	239	2,493	615
Other expenses(D)	2,170	(98)	2,178	4,898
Adjusted EBITDA	$ 16,373	$ 28,447	$ 152,350	$ 245,853

(A)Depreciation and amortization excludes amortization of debt issuance costs and original issue discount that are reflected in interest expense.
(B)Prior to the consummation of our IPO on July 6, 2021, share-based compensation was determined based on the remeasurement of our liability-classified incentive units.
(C)Non-cash deductions and charges includes losses on property and equipment disposals and the net impact of non-cash rent expense.
(D)Other expenses include IPO-related transaction fees, severance costs for certain key management positions and the reimbursement of certain management expenses, primarily for travel, incurred by Sycamore on our behalf, which are not considered to be part of our core business.

The following table provides a reconciliation of Net (loss) income to Adjusted net (loss) income for the periods presented (in thousands, except per share data):

	Three Months Ended		Twelve Months Ended
	January 28, 2023	January 29, 2022	January 28, 2023	January 29, 2022
Net (loss) income	$ (3,844)	$ (22,754)	$ 50,209	$ (29,944)
Remeasurement adjustments for incentive units	—	—	—	151,166
(Benefit from) provision for income taxes	(2,010)	32,731	21,473	45,773
Adjusted provision for income taxes(A)	2,010	(323)	(21,473)	(45,773)
Adjusted net (loss) income	$ (3,844)	$ 9,654	$ 50,209	$ 121,222

Net (loss) earnings per share:
Basic	$ (0.04)	$ (0.21)	$ 0.48	$ (0.27)
Diluted	$ (0.04)	$ (0.21)	$ 0.48	$ (0.27)
Adjusted net (loss) earnings per share:
Basic	$ (0.04)	$ 0.09	$ 0.48	$ 1.10
Diluted	$ (0.04)	$ 0.09	$ 0.48	$ 1.10
Weighted average number of shares:
Basic	103,693	109,445	104,342	109,886
Diluted	103,693	109,445	104,489	109,886

(A)Represents the non-GAAP Adjusted provision for income taxes that excludes the fiscal 2021 full year impact of the $151.2 million remeasurement adjustments for incentive units.